UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2021

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4503 Glencoe Avenue Marina del Rey, California	90292
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed on our Current Report on Form 8-K filed with the U.S. Securities Exchange Commission, on January 26, 2021, Armata Pharmaceuticals, Inc. (NYSE: ARMP), a Washington corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Innoviva Strategic Opportunities LLC, a wholly-owned subsidiary of Innoviva, Inc. (Nasdaq: INVA) (collectively, “Innoviva”), pursuant to which the Company agreed to issue and sell to Innoviva, in a private placement, up to 6,153,847 newly issued shares of common stock, par value $0.01 per share (“common stock”), of the Company (the “Shares”) and warrants (the “Common Warrants”) to purchase up to 6,153,847 shares of common stock, with an exercise price per share of $3.25 (the “Private Placement”). Each Share is sold together with one Common Warrant, and the per-unit purchase price is $3.25.

First Closing

The Private Placement occurred in two tranches. The first closing (the “First Closing”) occurred on January 26, 2021, at which time Innoviva purchased 1,867,912 Shares and 1,867,912 Common Warrants, which was the maximum number of Shares and Common Warrants issuable to Innoviva in compliance with any and all applicable laws and without the requirement for the prior receipt of the stockholders’ approval under the listing requirements of the NYSE American, in exchange for an aggregate gross cash payment of approximately $6.1 million.

Second Closing

As described below under Item 5.07, on March 16, 2021, the Company received shareholder approval to authorize the Company to complete the second tranche of the Private Placement (the “Second Closing”). On March 17, 2021, the Company completed the Second Closing and issued to Innoviva 4,285,935 Shares and 4,285,935 Common Warrants for an aggregate purchase price of approximately $13.9 million.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of its shareholders (the “Special Meeting”) on March 16, 2021, at 9:00 a.m. local time at the Company’s headquarters in Marina del Rey, California. As described in the proxy statement for the Special Meeting, the Special Meeting was held for the following purposes:

1.	To approve the Second Closing, which, combined with issuance of Shares at the First Closing, will result in the issuance of shares equal to 20% or more of the outstanding common stock of the Company for less than the greater of book or market value of the Company’s Common Stock, as required by and in accordance with NYSE American Company Guide Rule 713 (the “Private Placement Proposal”);

2.	To authorize the adjournment of the Special Meeting in order to permit the solicitation of additional proxies if there are not sufficient votes to approve Proposals 1 described above at the time of the Special Meeting; and

3.	To conduct any other business properly brought before the Special Meeting or any adjournment or postponement thereof.

The voting results for proposal 1 were as follows:

Proposal 1 — Approval of Private Placement Proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,452,998	118,615	21,798	0

Item 8.01	Other Events.

On March 17, 2021, the Company issued a press release announcing the completion of the Second Closing. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 17, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2021	Armata Pharmaceuticals, Inc.

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer